Exhibit 23.2

Consent Of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68987) of CONSOL Energy Inc. of our report dated January 27, 2003 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

March 21, 2003